Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 373 (Insured), National Trust 374 and New Jersey Trust 171:

We consent to the use of our report dated September 10, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

September 10, 2003